                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement.    [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)).
[ ] Definitive Proxy Statement.
[ ] Definitive Additional Materials.
[x] Soliciting Material Pursuant to Rule 14a-12.


                      Rawlings Sporting Goods Company, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [x] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

             1)  Title of each class of securities to which transaction applies:

             2)  Aggregate number of securities to which transaction applies:

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             4)  Proposed maximum aggregate value of transaction:

             5)  Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)  Amount Previously Paid:
                 ---------------------------------------------------------------
             2)  Form, Schedule or Registration Statement No.:
                 ---------------------------------------------------------------
             3)  Filing Party:
                 ---------------------------------------------------------------
             4)  Date Filed:
                 ---------------------------------------------------------------

Contact:  William F. Lacey
          Vice President and Chief Financial Officer
          636 / 349-3500


        RAWLINGS SETS SPECIAL MEETING OF STOCKHOLDERS IN CONNECTION WITH
                          PROPOSED MERGER WITH K2 INC.

Fenton, Missouri, February 14, 2003 - Rawlings Sporting Goods Company, Inc. (NASDAQ: RAWL) today announced it has scheduled a special meeting of its stockholders to vote on the previously announced merger agreement with K2 Inc. (NYSE: KTO). The special meeting will be held on Wednesday, March 26, 2003 at 9:30 CST in Fenton, Missouri.

Stockholders of record at the close of business on February 24, 2003, the record date for the special meeting will be entitled to vote at the meeting. Completion of the merger is subject to certain closing conditions, including approval of the issuance of shares of common stock in connection with the merger by stockholders of K2 at a special meeting being conducted in Los Angeles, California on the same day, March 26, at 11:00 a.m. PST. and the receipt of the consent of certain major customers of Rawlings.

Rawlings and K2 filed a preliminary joint proxy statement soliciting the votes of their shareholders with respect to the transaction with the Securities and Exchange Commission on January 17, 2003. The joint proxy statement was part of a K2 registration statement that also included a K2 prospectus and other relevant documents concerning the proposed merger. A definitive joint proxy statement will be sent to stockholders of Rawlings and K2 seeking their approval of the proposed transaction.

STOCKHOLDERS OF RAWLINGS AND K2 ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Copies of these documents may be obtained free of cost on the SEC's website, http://www.sec.gov, or upon oral or written request to: William F. Lacey, Vice President and Chief Financial Officer at Rawlings, telephone number (636) 349-3500 or at wlacey@rawlings.com.

Rawlings and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Rawlings stockholders in connection with the proposed merger. A detailed list of the names, affiliations and interests of the participants in the solicitation is set forth in the preliminary joint proxy statement that as filed with the SEC on January 17, 2003 and will be set forth in the definitive joint proxy statement when it becomes available.

This press release is not a proxy statement. The company has not yet filed a definitive proxy statement in connection with the solicitation of proxies relating to the proposed transaction. Stockholders of Rawlings and K2 will receive such a statement and a proxy card in connection with the solicitation.

Rawlings is a leading marketer and manufacturer of baseball equipment in the United States. Rawlings is the official baseball of Major League Baseball and the NCAA Baseball Championships. Over half of all Major League players use a Rawlings glove, including such stars as Derek Jeter, Alex Rodriquez, Ken Griffey, Jr., and Pedro Martinez. Over one third of all Major League players use a Rawlings bat. Rawlings is also a leading marketer of basketballs, footballs, and team apparel, including the new patented Rawlings Ten basketball, a new ten seam basketball to provide greater ball control, and the new patented Rawlings VR5 football, a 5 panel football for better handling.

K2 is a leading designer, manufacturer and marketer of brand-name sporting goods, recreational and industrial products. The company's sporting goods and recreational products include well-known names such as K2 and Olin alpine skis; K2, Ride and Morrow snowboards, boots and bindings; K2 inline skates; Stearns sports equipment; Shakespeare fishing tackle; K2 bikes; and Dana Design backpacks. K2's other recreational products include Planet Earth apparel, Adio skateboard shoes and Hilton corporate casuals. K2's industrial products include Shakespeare extruded monofilaments, marine antennas and composite light poles.


                                      # # #